SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant   [   ]

Filed by a Party other than the Registrant [ X  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[   ]  Definitive Proxy Statement

[ X ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)
240.14a-12

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

               Harrah's Entertainment, Inc.
-----------------------------------------------------------------

    (Name of Registrant as Specified In Its Charter)
-----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant): Hotel Employees & Restaurant Employees
International Union

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed

Hotel Employees and Restaurant
International Union
1219 28th Street, NW
Washington, DC 20007
Attn:  Matthew Walker
202-393-4373 - Tel.

MEMORANDUM

To:  Fellow Shareholders in Harrah's Entertainment Inc.
Fr:  Matthew Walker
Re:  Anti-Poison Pill Proposal at Harrah's Entertainment Inc.
Dt:  March 31, 1997

In connection with our shareholder proposal to rescind the poison pill at Harrah's Entertainment, Inc. (Cusip #413619107) we are enclosing the following materials for your review:

[1.  The Analysis of our proposal prepared by the Investor
Responsibility Research Center (IRRC) which appeared in the IRRC
Corporate Governance Digest (3/27/97).]

[2.  An opinion letter prepared by the firm of Davis Cowell &
Bowe and addressed to the SEC regarding the legal validity of our proposal to rescind the Harrah's "Poison Pill."]

[3. An article written by attorney Leonard Chazen, a partner with Howard Darby & Levin, entitled "The Shareholders Rights By-Law: Giving Shareholders a Decisive Voice." The article appeared in The Corporate Governance Advisor, dated January/February 1997 and further discusses the legal validity of by-law amendment proposals.]

Please feel free to contact me at the number above should you have any questions regarding our proposal.



Brackets "[]" have been included to indicate that not all materials are being sent to all shareholders.